UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

Focus Impact BH3 Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001-40868	86-2249068
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 33rd Floor, New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 213-0243
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	BHACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	BHAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	BHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 2, 2024, Focus Impact BH3 Acquisition Company (the “Company”) filed a definitive proxy statement, as supplemented (the “Extension Proxy Statement”), for a special meeting of stockholders (the “Special Meeting”) to approve an amendment to the Company’s amended and restated certificate of incorporation, as amended, to (i) extend the date by which the Company has to consummate a business combination (the “Termination Date”) from July 31, 2024 to February 7, 2025 (the “Charter Extension Date”) and to allow the Company, without the need for another stockholder vote, to elect to further extend the Termination Date on a monthly basis for up to two times, by an additional one month each time, after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by Focus Impact BHAC Sponsor, LLC, a Delaware limited liability company and (ii) eliminate the limitation that the Company may not redeem public stock to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,001.

The Special Meeting had been scheduled for 9:00 a.m., Eastern Time, on July 23, 2024, virtually, at https://www.cstproxy.com/focusimpactbh3/2024. The board of directors of the Company has decided to postpone the Meeting to July 30, 2024, at 11:00 a.m., Eastern Time to allow additional time for the Company to engage with its stockholders.

In connection with the postponement of the Special Meeting, the deadline for stockholders to exercise their right to redeem their shares of Class A common stock of the Company for their pro rata portion of the funds available in the Company’s trust account, or to withdraw any previously delivered demand for redemption is extended, to 5:00 p.m., Eastern Time, on July 26, 2024. If a stockholder has previously submitted a request to redeem its shares of Class A common stock in connection with the Special Meeting and would like to reverse such request, such stockholder may contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, at One State Street Plaza, 30th Floor, New York, New York 10004, Attn: Mark Zimkind (e-mail: mzimkind@continentalstock.com).

The postponed meeting will be held on July 30, 2024, at 11:00 a.m., Eastern Time, virtually, at https://www.cstproxy.com/focusimpactbh3/2024. If you do not have access to the internet, you can listen only to the meeting by dialing 1 800-450-7155 (toll-free) (or +1 857-999-9155 if you are located outside the United States and Canada (standard rates apply)) and when prompted enter the pin number 6106593#. Please note that you will not be able to vote or ask questions at the Special Meeting if you choose to participate telephonically.

All of the Company’s stockholders of record as of the close of business on June 20, 2024, are entitled to vote at the Special Meeting. The Company’s stockholders who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Valid proxies previously submitted by stockholders will continue to be valid for purposes of the postponed Special Meeting. For more information on how to vote, please call the Company’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 for stockholders or (203) 658-9400 for bankers and brokers or email BHAC.info@investor.morrowsodali.com.

Additional Information and Where to Find It

The Extension Proxy Statement was mailed to the Company’s stockholders of record on or about July 1, 2024. Investors and security holders of the Company are advised to read the Extension Proxy Statement because it contains important information about the Special Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Extension Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the Securities and Exchange Commission (the “SEC”), without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Focus Impact BH3 Acquisition Company, 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2024

FOCUS IMPACT BH3 ACQUISITION COMPANY

	By:	/s/ Carl Stanton
Name: Carl Stanton
Title: Chief Executive Officer